UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2014

Beam Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Lake Cook Road Deerfield, IL	60015
(Address of Principal Executive Offices)	(Zip Code)

(847) 948-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Beam Inc., a Delaware corporation (the “Company”), was held on March 25, 2014 in Deerfield, Illinois (the “Special Meeting”). A total of 126,268,481 shares of the Company’s common stock, out of a total of 165,452,466 shares of common stock issued and outstanding and entitled to vote as of February 18, 2014 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s proxy statement dated February 19, 2014 and first mailed to the Company’s stockholders on or about February 21, 2014, is set forth below:

Adoption of the Merger Agreement

As previously reported, on January 12, 2014, the Company entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) with Suntory Holdings Limited, a Japanese corporation (“Suntory”), and SUS Merger Sub Limited, a Delaware corporation and a wholly-owned subsidiary of Suntory (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation as a wholly-owned subsidiary of Suntory.

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to adopt the Merger Agreement. Approximately 98.4% of the shares present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
124,200,219	1,284,089	784,173	N/A

Advisory Vote on Named Executive Officer Merger-Related Compensation

At the Special Meeting, the Company’s stockholders, on a non-binding, advisory basis, also voted upon and approved a proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement. Approximately 91.0% of the shares present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
114,873,142	4,516,147	6,879,192	N/A

Adjournment of the Special Meeting

Because stockholders holding at least a majority of the shares of the Company’s common stock outstanding and entitled to vote at the close of business on the Record Date approved the proposal to adopt the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there had been insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Item 8.01.	Other Events.

On March 25, 2014, the Company issued a press release announcing that the Merger Agreement had been approved by the Company’s stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Beam Inc. dated March 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM INC. (Registrant)

Date: March 27, 2014	By	/s/ Todd M. Bloomquist
	Name:	Todd M. Bloomquist
	Title:	Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Beam Inc. dated March 25, 2014

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